Exhibit 10.7

Dated the 4th day of January 2022

YUE TUNG CHING KEE COMPANY LIMITED

( 裕 東 正 記 有 限 公司 )

and

MILLION GREAT INTERNATIONAL LIMITED

( 百 萬 國 際 有 限 公司 )

TENANCY AGREEMENT

of

ALL THAT the SIXTH FLOOR of CHONG HING SQUARE, NO.601 NATHAN ROAD, KOWLOON erected on KOWLOON INLAND LOT NO.7927 (as shown coloured Pink on the Plan hereto annexed for the purpose of identification only)

Gallant

何 耀 枯 律 師事 務 所

SOLICITORS & NOTARIES

5/F, Jardine House, 1 Connaught Place, Central, Hong Kong

香港 中 環 康 樂 廣場 一 號 恰 和 大 廈 五 樓

Telephone 電話 : +852 2526 3336

HONG KONG 香港  ●  GUANGZHOU 廣州  ●   SHANGHAI 上 海

Ref. : 617-964-391-002480-2021(72)-5

Tenancy Agreement\Chong Hing Square\6F

INDEX

Page No.

1	PARTIES AGREEMENT

1	SECTION (I) THE PREMISES AND THE TERM

1	Premises
1	Term
1	Rent
1	Management and Air-Conditioning Charges

2	SECTION (II) RENT AND OTHER CHARGES

2	(1)	Rent, Management and Air-Conditioning Charges
2	(2)	Rates
3	(3)	Payment by Autopay
3	(4)	Utility Charges & Deposits
3	(5)	Interest on Arrears of Rent, etc.

4	SECTION (III) TENANT’S OBLIGATIONS

4	(1)	Fitting Out
4	(2)	Compliance with Ordinances
4	(3)	Good Repair of Interior
5	(4)	Replacement of Windows
5	(5)	Repair of Air-Conditioning Fan-Coil Unit
5	(6)	Repair of Electrical Installations
5	(7)	Good Repair of Sanitary Apparatus
6	(8)	Cleaning of Drains
6	(9)	Replacement Costs of Items
6	(10)	Indemnification of Landlord
7	(11)	Protection from Typhoon
7	(12)	Permit Landlord to Enter & View
7	(13)	Execute Repair on Receipt of Notice
7	(14)	Inform Landlord of Damage
7	(15)	Cleaning Contractors
7	(16)	Letting Notice & Inspection
8	(17)	Regulations
8	(18)	Acts of Contractors Servants Agents and Licensees
8	(19)	Goods for Sale
8	(20)	Garbage & Refuse Removal
8	(21)	Conduct of Business
8	(22)	Emergency Lighting & Exit Signs
9	(23)	Earthing

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Page No.

9	(24)	Utility Lines
9	(25)	Paint and Clean Premises upon Expiration
9	(26)	Permit Landlord to Enter for Security Purposes
9	(27)	Close Windows and Doors for Air-Conditioning
9	(28)	Comply with Codes for Fire Protection
10	(29)	Removal of Furniture
10	(30)	Maintain External Appearance of Building
10	(31)	Keep Premises Open for Business.
11	(32)	Provide First Class Service
11	(33)	Showcase to Display Tenant’s Goods
11	(34)	Keep Shopfront and Shop Sign Lit
12	(35)	Common Areas
12	(36)	Damage to Yield Up Premises & Handover

13	SECTION (IV) PROCEDURE & RULES TO BE FOLLOWED WHEN DECORATING REFURBISHING OR RENOVATING THE PREMISES

13	(1)	Procedure for Decorating Premises
13	(2)	Submit Drawings
13	(3)	Tenant’s Plans
14	(4)	Landlord to Consider Tenant’s Plans
14	(5)	Tenant to Comply with Statutes
15	(6)	Commencement of Tenant’s Work
15	(7)	Submit Information
15	(8)	Non-Execution or Delay by Approved Contractor
15	(9)	Cost of Architect, Consultant, etc.
16	(10)	Sprinkler, Security and Drainage Systems and Fan-Coil Units
16	(11)	Landlord’s Approval
17	(12)	Reinstatement Security Deposit
18	(13)	Shop Signage and Shopfront

18	SECTION (V) LANDLORD’S OBLIGATIONS

18	(1)	Quiet Enjoyment
18	(2)	Government Rent & Property Tax
18	(3)	Roof & Main Structure

19	SECTION (VI) RESTRICTIONS AND PROHIBITIONS

19	(1)	Installation of Equipment
19	(2)	Installations & Alterations
20	(3)	Injury to Main Walls & Facilities
21	(4)	Insert Nails

Page No.

21	(5)	Alter Locks
21	(6)	Nuisance
21	(7)	Noise
21	(8)	Signs
22	(9)	User & Nature of Tenant’s Business
23	(10)	Not to Use for Karaoke Purpose
23	(11)	Illegal or Immoral Use
23	(12)	Sleeping or Domestic Use
23	(13)	Manufacture & Storage of Merchandise
23	(14)	Arms & Ammunition
24	(15)	Obstructions in Passages
24	(16)	Toilet Facilities
24	(17)	Wiring & Cables
24	(18)	Preparation of Food & Prevention of Odours
24	(19)	Trade Effluent Containers
25	(20)	No Food Preparation
25	(21)	Animals, Pets & Infestation
25	(22)	Prohibition Against Assignment & Subletting
26	(23)	Breach of Government Lease
26	(24)	Breach of Insurance Policy
26	(25)	Aerial on Roof or Walls
26	(26)	Installation of Air-Conditioning Facilities
27	(27)	No Touting
27	(28)	Obstruction of Parking or Loading Areas
27	(29)	No Laundry
27	(30)	Suspend Weights
27	(31)	Interference with Transformer Room, Apparatus or Services
27	(32)	Disturb the Ceiling
28	(33)	No Partitions
28	(34)	Alter Flood Lights
28	(35)	Hand-Carts and Trolleys
28	(36)	Lifts
28	(37)	Prohibited Use
28	(38)	Racks, Projections
29	(39)	Obstruction to Shopfront Windows
29	(40)	Auctions and Sales
29	(41)	Goods & Merchandise Outside the Premises
29	(42)	Compliance of Regulations and Restrictive Covenants

30	SECTION (VII) EXCLUSIONS

30	(1)	Services, Facilities, Fire, Force Majeure
31	(2)	Security of Premises & Contents
31	(3)	No Abatement of Rent

Page No.

31	(4)	No Warranty as to User other than for Non-Domestic Use

32	SECTION (VIII) ABATEMENT OF RENT

32	Abatement of Rent In Case of Fire Etc.

33	SECTION (IX) DEFAULT

33	(1)	Re-Entry on Tenant’s Default and Breach
33	(2)	Re-Entry Notice
34	(3)	No Waiver by Acceptance of Rent
34	(4)	Payment of Rent by Other Party/Corporation
34	(5)	Suspension of Electricity & A.C.
34	(6)	Vicarious Liabilities
34	(7)	Distraint

34	SECTION (X) REGULATIONS

34	(1)	Introduction of Regulations
35	(2)	Conflict Between Regulations & Tenancy Agreement
35	(3)	Non-Observance by Third Party

35	SECTION (XI) DEPOSIT

35	(1)	Deposit
35	(2)	Additional Deposit
36	(3)	Refund of Deposit
36	(4)	Transfer of Deposit

36	SECTION (XII) INTERPRETATION AND MISCELLANEOUS

36	(1)	Marginal Notes, Headings & Index
36	(2)	Name of Building
37	(3)	Allocation of Shops & Trade Mix
37	(4)	Landlord’s Right Regarding Common Areas & Common Facilities
37	(5)	Landlord’s Right to Use External Walls and Common Areas
38	(6)	Public Address System
38	(7)	Landlord may Permit Exhibition in Common Areas
38	(8)	Tenant’s Acknowledgment of Inspection of Premises
38	(9)	Service of Notice
38	(10)	No Fine, Premium, etc.
39	(11)	Full Agreement
39	(12)	Delivery of Vacant Possession
39	(13)	Legal Costs and Legal Proceedings

Page No.

40	(14)	Condonation Not A Waiver
40	(15)	Inspection and User of the Premises
41	(16)	Stamp Duty & Legal Costs
41	(17)	Modification of this Agreement
41	(18)	Gender
42	(19)	Settlement of Outstanding Sum
42	(20)	Landlord’s Discretion on Refund of Deposit
43	(21)	Disclosure of Information
43	(22)	Handover Condition
43	(23)	Electricity Loading
44	(24)	Installation of Electricity Meter
44	(25)	Renovation of Building
45	(26)	Redevelopment
45	(27)	Shopfront
46	(28)	No Objection to Road Works
46	(29)	Monthly Turnover Statement
47	(30)	Payment of Rent by Other Party
47	(31)	Rent Free Period
48	(32)	The Governing Law
48	(33)	Time is of the Essence
48	(34)	Rules and Regulations for use of Common Areas and Facilities
49	(35)	Trade Name of Tenant
49	(36)	Contracts (Rights of Third Parties) Ordinance
49	(37)	Installation and Maintenance for the Tenant’s Restaurant Business
54	(38)	Restaurant Licence
54	(39)	Option to renew
55	(40)	Memorandum of Tenancy
55	(41)	Opening for Business

56	FIRST SCHEDULE

56	Part I	Landlord
56	Part II	Tenant
56	Part III	Term
56	Part IV	Rent
57	Part V	Management and Air-Conditioning Charges:
57		(1) Payment of Management and Air-Conditioning Charges
58		(2) Increase in Management and Air-Conditioning Charges
58		(3) Normal Business Hours
58		(4) Additional Chilled Water
58		(5) Payment of Charges for Additional Chilled Water

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Page No.

58	Part VI	User
59	Part VII	Deposit

59	SECOND SCHEDULE : the Premises

60	SIGNATURES

61	RECEIPT

62	PLAN

AN AGREEMENT made the 4th day of January 2022 BETWEEN the Landlord whose name address or registered office and description are set out in Part I of the First Schedule hereto (hereinafter called “the Landlord”) of the one part and the Tenant whose name address or registered office and description are set out in Part II of the First Schedule hereto (hereinafter called “the Tenant”) of the other part WHEREBY IT IS HEREBY MUTUALLY AGREED by and between the said parties as follows :-

SECTION (I)

THE PREMISES AND THE TERM

The Landlord shall let and the Tenant shall take all those the premises (hereinafter called “the Premises”) set out in the Second Schedule hereto Together with the fixtures and fittings provided and installed therein And Together with the use in common (if any) with the Landlord and all others having the like right of the entrances, staircases, landings, passages and lavatories in the same floor of the building of which the Premises form part (hereinafter called “the Building”) insofar as the same are necessary for the proper use and enjoyment of the Premises and except insofar as the Landlord may from time to time restrict such use and together also with the use in common as aforesaid of the lifts, escalators and central air-conditioning services whenever the same shall be operating for the term set out in Part III of the First Schedule hereto (hereinafter called “the Term”) at the rent set out in Part IV of the First Schedule hereto which sum exclusive of Rates, Management and Air-Conditioning Charges shall be payable in advance clear of all deductions and without set-off (legal and equitable) whatsoever on the 1st day of each calendar month, the first of such payments be payable on the signing of this Agreement.

SECTION (II)

RENT AND OTHER CHARGES

The Tenant hereby agrees with the Landlord as follows:-

(1)	To pay the rent and the Management and Air-Conditioning Charges as respectively set out in Parts IV and V of the First Schedule hereto (which are unless the context otherwise requires hereinafter collectively included under the term “rent”) in such manner as herein provided and in banknotes if so demanded.

(2)	(a)	To pay and discharge all Rates (payable quarterly in advance on the 1st day of each payment period) (including surcharge that may be imposed in case of late payment), taxes, assessments, duties, charges, impositions and outgoings of an annual or recurring nature charged by the Government of the Hong Kong Special Administrative Region (hereinafter called “the Government”) or other lawful authorities upon the Premises or upon the owner or occupier thereof (Government rent and Property tax only excepted).

(b)	In the event that an assessment to Rates in respect of the Premises shall be raised upon the Landlord direct the Landlord shall during the month immediately preceding any quarter in respect of which such Rates may fall due be at liberty to debit the Tenant with the amount thereof and the same shall forthwith be paid by the Tenant to the Landlord whereupon the Landlord shall account for the same to the Government.

(c)	In the event that no valuation of the Premises or no separate assessment in respect of the Premises shall have been made in accordance with the Rating Ordinance (Cap.116) or any statutory amendment or modification thereof for the time being in force the Landlord shall be at liberty to make an interim valuation or apportionment thereof and to debit the Tenant with the amount which would be payable upon such interim valuation or apportionment and the same shall forthwith be paid by the Tenant to the Landlord and any over-payment or under-payment by the Tenant on such interim valuation or apportionment shall be adjusted when a valuation under the Rating Ordinance shall have been made known.

(d)	The Landlord shall be entitled to treat non-payment of any amount debited to the Tenant in accordance with the foregoing provisions of this Clause or any part thereof in all respects as non-payment of rent under this Agreement.

(3)	To pay the rent, Management and Air-Conditioning Charges, Rates and all other outgoings payable in respect of the Premises or chargeable by the Landlord and/or the Management Company as shown in the monthly Rental Advice by way of autopay to the Landlord’s designated account(s) (“the Autopay”). If the Landlord requires, the Tenant shall take all necessary steps at the Tenant’s expenses to arrange the Autopay including but not limited to contact and go to the relevant bank (s) and sign all documents such as application forms and standing instructions as may be necessary to effect and implement the Autopay.

(4)	To pay and discharge all charges for gas water and electricity consumed in the Premises, including electricity charges for any air-conditioning fan-coil units installed for serving the Premises, and operated from the Tenant’s own metered electricity supply.

(5)	The Landlord shall have the right without prejudice to any other right or remedy hereunder to charge interest at the rate of two percent (2%) per calendar month in respect of any payments to be made to the Landlord under Clauses (1) and (2) of this Section as shall be in arrears or unpaid for three (3) days and such interest shall be payable from the date upon which such payment in arrears or unpaid fell due until the date of actual payment in full thereof.

SECTION (III)

TENANT’S OBLIGATIONS

The Tenant hereby agrees with the Landlord as follows:-

(1)	To fit out the interior of the Premises in a style and manner appropriate to a first class shopping and commercial building. Prior to and in the course of carrying out such fitting work the Tenant shall obey and comply with and ensure that his contractors, workmen, servants and agents comply with the procedures and stipulations set out in Section (IV) subject to such variations (if any) as the Landlord may approve in writing.

(2)	To obey comply with and indemnify the Landlord against the breach of all ordinances, regulations, by-laws, rules and requirements of any Government or other competent authority relating to the conduct and carrying on of the Tenant’s business on the Premises or to any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee, agent or licensee of the Tenant and to notify the Landlord forthwith in writing of any notice received from any statutory or public authority concerning or in respect of the Premises or any services supplied thereto.

(3)	(a)	To maintain the Premises in a style and manner appropriate to a first class shopping and commercial building throughout the Term in good condition and repair to the satisfaction of the Landlord reasonable tear and wear excepted.

(b)	To keep all the interior of the Premises including the flooring and interior plaster or other finishes or rendering to walls, floors and ceilings and the Landlord’s furniture fixtures and fittings therein and all additions thereto and including the shop front and all doors, windows, fire services equipment, air-conditioning duct and other installation, electrical installations and wiring including reticulation of light and power circuits, light fittings and suspended ceilings, burglar alarm systems and the main switch box in good, clean and tenantable repair and condition and properly preserved and painted and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition.

(4)	To reimburse to the Landlord the cost of replacing all broken and damaged windows and/or glass panels whether or not the same be broken or damaged by the negligence of the Tenant.

(5)	To reimburse to the Landlord the cost of repairing or replacing any air-conditioning fan-coil unit or any other part of the air-conditioning system or installation which is damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant’s servants, agents, licensees or customers.

(6)	To repair or replace the electrical installation or wiring and the air-conditioning system in the Premises if the same becomes dangerous or if so reasonably required by the Landlord or by the appropriate electricity supply company and in so doing the Tenant shall use only a contractor duly approved by the Landlord in writing for the purpose. The Tenant shall permit the Landlord’s agents to test the Tenant’s wiring in the Premises at any time upon request being made.

(7)	To keep the sanitary and water apparatus used by the Tenant and his servants, agents, licensees and customers in good, clean and tenantable repair and condition to the satisfaction of the Landlord and in accordance with the regulations or bye-laws of all Public Health and other Government authorities concerned.

(8)	To pay to the Landlord on demand all costs incurred by the Landlord in cleansing, clearing, repairing or replacing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee, agent, licensee or customer of the Tenant.

(9)	To pay to the Landlord on demand all costs incurred by the Landlord in repairing and replacing all items provided by the Landlord for the interior and exterior of the Premises. If the parties cannot agree on the amount of the repair and replacement costs aforesaid, the same shall be assessed by a professional surveyor or a firm of professional surveyors nominated by the President for the time being of The Hong Kong Institute of Surveyors whose assessment shall be final and binding on the parties hereto. The costs of the assessment and of such professional surveyor(s) (including the costs of his nomination) shall be borne and paid by the Landlord and the Tenant in equal shares.

(10)	To be wholly responsible for and to fully indemnify the Landlord against any proceedings actions claims or demands whatsoever by any person for injury loss and damage or loss of business or of profit suffered directly or indirectly as a result of the want of repair or the defective or damaged condition of the Premises or any part thereof or the spread of fire or smoke or the leakage or overflow of water including storm or rain water or leakage of electric current or the escape of any substance or anything or the dropping or falling of any article object or material whatsoever including cigarette ends glass or tiles from the Premises or due to the act default or negligence of the Tenant his servants agents licensees or customers and to effect and maintain a policy or policies of insurance against all risks including third party liabilities with a reputable insurance company in such amount as the Landlord may determine and to produce to the Landlord the policy or policies and the receipt on request Provided always that if the Tenant shall at any time fail to keep such insurance on foot the Landlord may do all things necessary to effect and maintain such insurance and any monies expended by the Landlord for that purpose shall be recoverable from the Tenant on demand.

(11)	To take all reasonable precautions to protect the interior of the Premises against damage by storm typhoon or the like.

(12)	To permit the Landlord and all persons authorized by the Landlord to enter and view the state of repair of the Premises, to take inventories of the fixtures therein and to carry out any work, repairs or maintenance to the Landlord’s fixtures and fittings attached to the Premises and the lightboxes or air ducts attached therein Provided that in the event of an emergency the Landlord, its servants or agents may enter without notice and forcibly if necessary.

(13)	On receipt of any notice from the Landlord or its authorised representative specifying any work or repairs which are required to be done and which are the responsibility of the Tenant hereunder, forthwith to put in hand and execute the same with all possible despatch and without any delay.

(14)	To give notice to the Landlord or its agent of any damage that may be suffered to the Premises and of any accident to or defects in the water pipes, gas pipes, electrical wirings, fittings, fixtures or other facilities provided by the Landlord.

(15)	To employ as cleaning contractors of the Premises only such persons or such firm as may be approved by the Landlord. Such cleaning contractors shall be employed at the sole expense of the Tenant.

(16)	To allow at all reasonable times within three (3) calendar months immediately preceding the expiration of the Term prospective tenants and/or buyers to inspect the Premises and allow the Landlord to exhibit where the Landlord shall think fit a notice indicating that the Premises are to be let or sold with vacant possession and such other information in connection therewith as the Landlord shall desire, which notice the Tenant shall not deface or conceal.

(17)	To obey and comply with such regulations as may from time to time be adopted by the Landlord in accordance with Section (X) hereof.

(18)	To be responsible to the Landlord for the acts, neglects omissions and defaults of all contractors, servants, agents, licensees and customers of the Tenant as if they were the acts, neglects, omissions and defaults of the Tenant himself and for the purposes of this Agreement “licensee” shall include any person present in, using or visiting the Premises with the consent of the Tenant express or implied.

(19)	Not to permit or allow any goods to be brought into or removed from the Premises other than goods reasonably required for the Tenant’s business permitted to be carried on at the Premises.

(20)	To be responsible for the removal of garbage, refuse and construction waste from the Premises to such location as shall be specified by the Landlord from time to time and to use only that type of refuse container as is specified by the Landlord from time to time and the Tenant shall not place any refuse container at the shop front and/or other common areas of the Building.

(21)	To conduct his business in accordance with good commercial practice and in strict compliance with any licence(s) granted for such business so as not to prejudice the goodwill and reputation of the Building, and to meet the claims of his creditors as and when the same fall due and, if a corporation, during the Term to maintain its corporate existence of good standing throughout.

(22)	To keep in operation battery operated emergency lighting and exit signs in locations within the Premises as required by Fire Code requirements or other Codes and Regulations.

(23)	To provide earthing within the Premises to meet Fire Code requirements.

(24)	To permit utility lines passing through the Premises to service other premises and areas in the Building.

(25)	At the termination of this tenancy, whether determined by effluxion of time or otherwise, to paint, french polish, or otherwise treat (as the case may be) all the inside wood and metal work of the Premises in a workmanlike manner and grain, varnish, and clean the parts of the Premises usually grained, varnished, and cleaned and to paint or paper with good quality materials in a workmanlike manner all walls and ceilings of the Premises usually painted or papered (as the case may be). The decorations aforesaid shall be carried out in such manner and adopting such colours, patterns, and materials as the Landlord may require.

(26)	To permit the Landlord’s servants or security guards to enter the Premises at all reasonable times for security purposes, and to connect and keep the Premises connected to any communal alarm or security system (if any).

(27)	To keep all outside windows and doors (if any) closed while the air-conditioning system is in operation and in the event of any failure by the Tenant so to do, it shall be lawful, but without prejudice to the right of re-entry and forfeiture hereinafter contained, for the Landlord to send its representative(s) to close any such open doors or windows.

(28)	To comply with Codes and Regulations for any additional fire protection system apart from those provided by the Landlord, whether induced by the business of the Tenant or otherwise, and the costs so incurred shall be borne by the Tenant.

(29)	To take delivery of and to remove furniture, fittings and equipment to and from the Premises only after prior notification to and agreement by the Landlord in writing and the Landlord shall not be responsible for any loss or damage to any furniture, fittings or equipment nor shall the Landlord be responsible for or entertain any claim whatsoever arising from any delay or alleged delay by the Landlord in the issue of its agreement to such delivery or removal. The Tenant shall keep the Landlord indemnified against all damage sustained by any person or property and for any damages or monies paid out by the Landlord in settlement of any claim or judgment as well as legal costs incurred in connection therewith and all costs incurred in repairing any damage to the Building and its appurtenances resulting from movement of any safe heavy machinery equipment freight bulky matter fixtures fittings or furniture.

(30)	To co-operate with the Landlord to maintain a uniform external appearance for the Building and not to construct or fix a shop signage of such size and design or to use affix display or install anything inside the Premises which affects in any way the external appearance of the Building. In particular, but without in any way limiting the foregoing, no flag-pole may be erected and no flag or similar item shall be flown or displayed from windows or from elsewhere in or upon the Building and no posters notices or advertisements whatsoever shall be affixed or displayed on the interior or exterior of the windows of the Premises without the prior written consent of the Landlord.

(31)	To keep the Premises and all parts thereof open to the public for business between the hours of 12:00 p.m. and 12:00 a.m. all days of the year (including all public holidays) (hereinafter called the “Normal Opening Hours”) and not to be open to the public for business between the hours of 12:00 a.m. and 12:00 p.m. on any day Provided always that the Normal Opening Hours may be altered from time to time by the Landlord at its discretion upon prior reasonable notice to the Tenant without being liable to the Tenant for any loss or damage which the Tenant may suffer from such alteration or variation nor shall the rent or the Management and Air-Conditioning Charges be reduced on account thereof and without prejudice to the generality of the foregoing any suspension of the Tenant’s business or part thereof within the Normal Opening Hours (whether acting alone or in concert with some other tenants of the Building) without the prior written consent of the Landlord shall constitute a material breach of this provision entitling the Landlord to determine this Agreement forthwith and to regain possession of the Premises, in which case the Landlord may, in addition to forfeiting the deposit absolutely paid under this Agreement, also claim damages which may be caused to the goodwill of its business or to the image of the Building as a result of the Tenant’s breach as aforesaid.

(32)	To furnish first class service to patrons and customers and to conduct the business of the Tenant so as not to prejudice the goodwill and reputation of the Building as a first class shopping and commercial building.

(33)	To use the showcases inside the Premises for display of the Tenant’s goods only but not otherwise; to install and at all times maintain displays of merchandise goods or services in the said showcases to the satisfaction of the Landlord and to a standard and composition appropriate in the opinion of the Landlord to the reputation and standing of the Building, and to alter any window or other display of goods or merchandise in or at the Premises immediately upon notice by the Landlord that such displays will in the opinion of the Landlord prejudice the reputation or standing of the Building, and generally to keep the Premises well and properly stocked with goods of a merchantable quality.

(34)	At the Tenant’s expense to keep lit any shopfront windows and showcases together with the shop signs of the Premises during such hours as the common areas of the Building are open to the public and for the better observance hereof the Tenant shall permit the Landlord to control the electrical circuits to the said shopfront windows showcases and shopsign but the Landlord shall not be liable for any damage, loss or injury caused to the Tenant or any other person in connection therewith. For the purpose of this Clause shopfront windows shall be deemed to include those parts of the interior of the Premises used for the display of the merchandise goods or services immediately fronting onto the common areas of the Building.

(35)	To pay to or reimburse to the Landlord the cost of any damage caused to any part of the common areas of the Building occasioned by the Tenant, his contractors, servants, agents, licensees, employees and customers or any other person claiming through or under the Tenant.

(36)	(a)	To quietly yield up the Premises (in a bare shell condition) together with all the Landlord’s fixtures, fittings and additions therein and thereto at the expiration or sooner determination of this tenancy in good tenantable repair and condition (fair wear and tear excepted) notwithstanding any rule of law or equity to the contrary Provided that all personal property, trade fixtures and fittings and additions therein and thereto of the Tenant of a non-structural nature shall, if so required by the Landlord, be removed by and at the expense of the Tenant at the expiration or sooner determination of this tenancy and in such event the Tenant shall make good all damage caused by such removal and thereupon surrender to the Landlord all keys giving access to all parts of the Premises held by the Tenant and remove at the Tenant’s expense all lettering and characters from all the doors walls or windows of the Premises and made good any damage caused by such removal PROVIDED FURTHER THAT upon the expiration or sooner determination of this tenancy (for whatsoever cause) any chattels and belongings personal property trade fixtures and fittings and additions remain in or on the Premises shall be deemed to be abandoned and the Landlord at the expense of the Tenant may remove, sell or otherwise dispose of the said chattels and belongings and make good all damage caused by such removal and the Tenant shall also indemnify the Landlord against any liability incurred including liability to any third party whose chattels and belongings are sold or disposed of by the Landlord and against any loss and damages caused to the Premises or otherwise arising therefrom.

(b)	A certificate issued by the Landlord’s Architect as to whether the Tenant has defaulted under sub-clause (a) of this Clause shall (in the absence of manifest error) be conclusive and binding on the parties. The parties shall then endeavour to agree on the amount of damages suffered by the Landlord resulting therefrom and failing agreement the matter shall be referred to a professional surveyor or a firm of professional surveyors nominated by the President for the time being of The Hong Kong Institute of Surveyors who shall assess the damages payable to the Landlord and whose assessment shall be final and binding on the parties hereto. The costs of the assessment and of the (firm of) professional surveyor(s) (including the costs of his nomination) shall be borne and paid by the Landlord and the Tenant in equal shares.

SECTION (IV)

PROCEDURE AND RULES TO BE FOLLOWED

WHEN DECORATING REFURBISHING OR

RENOVATING THE PREMISES

Without affecting the liability of the Tenant to keep and maintain the Premises including the furniture fixtures and fittings therein and all additions thereto in good tenantable repair and condition, it is hereby agreed that should the Tenant wish to decorate refurbish or renovate the Premises, the Tenant shall observe and comply with the following procedures and stipulations, namely:-

(1)	The Tenant shall fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted by the Tenant to and approved in writing by the Landlord under Clause (2) of this Section in a good proper and workmanlike fashion and manner using good quality materials and in all respects in a style appropriate to a first class shop premises and so to maintain the same throughout the Term in good and substantial repair and condition to the satisfaction of the Landlord PROVIDED THAT no approval shall make the Landlord responsible for any damages or claims arising from defects in the design or quality of the fitting out or otherwise. The Tenant shall rectify in such manner as the Landlord may direct any matter or thing which the Landlord may consider to be deficiency(ies) in the Tenant’s Works (defined hereinafter) whether such deficiency(ies) is/are identified before or after completion of the Tenant’s Works. The Tenant shall not cause or permit to be made any variation to the approved fitting out plans and specifications or to the interior design or layout of the Premises without the previous approval in writing of the Landlord.

(2)	The Tenant shall at his own cost prepare and submit to the Landlord for approval suitable drawings and specifications of the work proposed to be carried out by the Tenant (hereinafter called “the Tenant’s Work”) together with schematic sketches illustrating the design and layout proposal of such proposed work (hereinafter collectively called “the Tenant’s Plans”) before commencement of any of the Tenant’s Work.

(3)	The Tenant’s Plans shall, without limitation:-

(a)	Include detailed drawings, plans and specifications of any changes in the air-conditioning and electrical installations.

(b)	Include details of all lighting fixtures.

(c)	Show in complete detail the sign facia, facade and all parts which will affect the appearance of the Premises and its decorative architectural, mechanical and electrical components.

(d)	Comply with all relevant Ordinances, regulations and by-laws from time to time issued by the Government.

(e)	Comply with the Fitting Out Rules from time to time issued by the Landlord (a copy of the Fitting Out Rules for the time being in force shall be supplied to the Tenant upon the Premises being handed over to the Tenant).

(4)	The Landlord will consider the Tenant’s Plans within fourteen (14) days after submission of the Tenant’s Plans and may in its absolute discretion accept or reject the Tenant’s Plans or any part of them as it thinks fit. Notwithstanding the aforesaid, the Landlord’s approval to the interior design and layout of the Premises proposed by the Tenant shall not be unreasonably withheld.

(5)	The Tenant shall have the sole responsibility for compliance with all applicable statutes, codes, ordinances and other regulations for all work performed by or on behalf of the Tenant on the Premises, and the Landlord’s or the Landlord’s agent’s or representative’s approval of plans, specifications, calculations or of the Tenant’s Work shall not constitute any implication, representation or certification by the Landlord that such work is in compliance with the said statutes, codes, ordinances, and other regulations. In instances where several sets of requirements must be met the standard set by the Landlord’s insurance underwriter or the strictest standard shall apply.

(6)	The Tenant shall not commence the Tenant’s Work unless the Tenant’s Plans are duly approved by the Landlord in writing and before receiving notice from the Landlord that such work may be commenced and thereafter the Tenant shall commence such work within ten (10) days from the date of notice and carry it to completion expeditiously.

(7)	The Tenant shall submit to the Landlord by hand or via registered mail at least seven (7) days prior to the commencement of construction, the following information and items:-

(a)	the name(s) and address(es) of the general contractor(s) the Tenant intends to engage in the construction of the Tenant’s Work;

(b)	the actual commencement date of construction and the estimated date of completion of construction work, fitting work, and date of projected opening;

(c)	certificates of insurance as called for herein.

The Tenant shall not permit his contractor(s) to commence any work until all required insurance has been obtained and the relevant insurance policies or certificates have been shown to the Landlord.

(8)	The Landlord shall not be responsible or held liable for any loss or damage suffered by the Tenant in respect of any of the Tenant’s Work in the Premises carried out by or the non-execution or delay in carrying out the same by the Landlord’s approved contractor.

(9)	The Tenant shall bear the absolute cost of the Landlord in engaging architect contractor surveyor engineer or consultant (if necessary) and the Landlord’s administrative fee (i) in considering the Tenant’s Plans in the sum of HK$15,430.00 (which sum shall be payable before commencement of any of the Tenant’s work which the Tenant shall apply to carry out within the Premises under this Section at any time during the Term), (ii) in connection with the Tenant’s applications for the Landlord’s consent under any of the provisions of this Agreement, and (iii) in carrying out inspections under any of the provisions of this Agreement, and approval of the Landlord may be given subject to such conditions as the Landlord may reasonably impose.

(10)	All work associated with or connected to the fire services system, security system, plumbing and drainage system and chilled water pipework or fan-coil air-conditioning units or system and the shop front lighting control system must be carried out at the sole costs and expenses of the Tenant’s by the Landlord’s approved contractors.

(11)	The Landlord’s consideration, consent or approval of the Tenant’s drawings, specifications sketches and other plans of the work proposed to be carried out in the Premises shall not dispense with or waive the Tenant’s obligation to seek for other approvals consents permissions and licences of the Building Authority, Fire Services Department, Food and Environmental Hygiene Department or other relevant authorities which may from time to time be necessary to enable the Tenant lawfully to commence and to carry out the works and to keep and maintain such decoration, refurbishment and renovation. The Landlord’s approval shall not constitute any implication, representation or warranty by the Landlord that such plans or work are in compliance with all applicable Government Ordinances, Regulations and requirements. The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever in respect of any injury loss or damage (which direct or consequential) to person or property or loss of business or profit or other liability whatsoever which may be sustained by the Tenant or any such other person relating to, arising out of or in any way owing to such consideration consent or approval given or granted by the Landlord to the Tenant in the manner aforesaid.

(12)	(a)	The Tenant shall be responsible for the removal of garbage, refuse and construction and decoration waste from the Premises to such location as shall be specified by the Landlord from time to time.

(b)	In the event of non-compliance of this provision, the Landlord may remove such materials at the cost of the Tenant who shall forthwith reimburse all costs and expenses incurred by the Landlord in respect of such removal.

(c)	To secure the due observance by the Tenant of the terms and conditions contained in this Section and Clause (36)(a) of Section (III) hereof, the Tenant shall pay to the Landlord a sum of HK$200,000.00 as deposit (hereinafter called “the Reinstatement Deposit”) before commencement of any of the Tenant’s Work which the Tenant shall apply to carry out within the Premises under this Section at any time during the Term. In the event of any breach of the provisions of this Section and/or Clause (36)(a) of Section (III) hereof by the Tenant, the Landlord shall be entitled to forfeit absolutely the Reinstatement Deposit as and for liquidated damages (but not as penalty) but without prejudice to the Landlord’s right to claim for damages or loss thereby incurred suffered in excess thereof and to any other remedy that may be available to the Landlord. Without prejudice to the Landlord’s right to forfeit the Reinstatement Deposit absolutely as aforesaid, the Landlord shall at its sole discretion to choose not to forfeit the Deposit but to deduct all loss and damage thereby incurred from the Reinstatement Deposit in which event the Tenant shall as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter the Premises and to determine this Agreement in which event the Reinstatement Deposit may be forfeited to the Landlord as hereinbefore provided. Subject to the aforesaid, the Reinstatement Deposit or the balance thereof (if any) shall be refunded to the Tenant without interest within thirty (30) working days after the expiration or sooner determination of the Term and on condition that the Tenant shall have been submitted to the Landlord all as-fit drawings in respect of its decoration work in the Premises for the Landlord’s consideration and confirmation within thirty (30) days after completion of the Reinstatement work therein.

(13)	The design, size and construction of the shopfront of the Premises and the Tenant’s signage on or within the shopfront shall be approved by the Landlord in advance at its absolute discretion and shall be prepared and maintained at the sole costs and expenses of the Tenant throughout of the Term.

SECTION (V)

LANDLORD’S OBLIGATIONS

The Landlord hereby agrees with the Tenant as follows:-

(1)	That the Tenant paying the rent on the days and in the manner herein provided for payment of the same and observing and performing the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed shall peaceably hold and enjoy the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord.

(2)	To pay the Government rent and Property tax payable in respect of the Premises.

(3)	To keep the roof of the Building and the main structure and walls of the shopping centre of the Building in a proper state of repair Provided that the Landlord shall not incur any liability under this Clause unless and until written notice of any defect or want of repair has been given by the Tenant to the Landlord and the Landlord shall have failed to take reasonable steps to repair or remedy the same after the lapse of a reasonable time from the date of service of such notice.

SECTION (VI)

RESTRICTIONS AND PROHIBITIONS

The Tenant hereby agrees with the Landlord as follows:-

(1)	(a)	Not without the previous written consent of the Landlord to install or permit or suffer to be installed any equipment, apparatus or machinery which imposes a weight on any part of the flooring in excess of that for which it is designed or which requires any additional electrical main wiring or which consumes electricity not metered through the Tenant’s separate meter.

(b)	The Landlord shall be entitled to prescribe the maximum weight and permitted location of safes and other heavy equipment and to require that the same stand on supports of such dimensions and material to distribute the weight as the Landlord may deem necessary.

(2)	(a)	Not without the previous written consent of the Landlord to erect, install, remove or alter any fixtures, partitioning or other erection or installation in the Premises or any part thereof including in particular additional air-conditioners in the Premises and the fixtures, machinery, meters and switchboards in the A/C transformer room of the Premises or without the like consent to make or permit or suffer to be made alterations in or additions to the electrical wiring and installations.

(b)	In carrying out any approved work hereunder, the Tenant shall and shall cause his servants, agents, contractors and workmen to cooperate fully with the Landlord and all servants, agents, contractors and workmen of the Landlord and with other tenants or contractors carrying out any work in the Building. The Tenant, his servants, agents, contractors and workmen shall obey and comply with all instructions and directions which may be given by the Landlord’s Architect, Project Manager or other authorised representative(s) in connection with the carrying out of such work.

(c)	In carrying out any work to the electrical installations and/or wiring and, the air-conditioning unit/system, the fire services and security systems, the Tenant shall use only a contractor approved by the Landlord in writing for the purpose, which approval may be withheld by the Landlord or given subject to conditions at its absolute discretion.

(d)	The work to be performed by the Tenant to the Premises under any of the provisions of this Agreement shall be subject to the inspection of the Landlord, the Landlord’s architect and the Landlord’s general contractor from time to time during the period in which such work is being performed.

(e)	No approval by the Landlord is valid unless in writing signed by the Landlord or the Landlord’s authorized representatives.

(3)	Not without the previous written consent of the Landlord to cut, maim, injure, drill into, mark or deface or permit or suffer to be cut, maimed, injured, drilled into, marked or defaced any doors, windows, walls, beams, air-conditioner ducts, structural members or any part of the fabric of the Premises nor any of the plumbing or sanitary apparatus or installation included therein.

(4)	Not without the consent of the Landlord to drive or insert or permit or suffer to be driven or inserted any nails, screws, hooks, brackets or similar articles into the ceiling, curtain walls, tiled walls or floor of the Premises.

(5)	Not without the previous written consent of the Landlord to alter the existing locks, bolts and fittings on the entrance doors to the Premises, nor to install any additional locks, bolts or fittings thereon.

(6)	Not to do or permit or suffer to be done any act or thing which may be or become a nuisance danger disturbance or annoyance to the Landlord or to the tenants or occupiers of other premises in the Building or in any adjoining or neighbouring building or to users and customers of such other premises.

(7)	Not to produce or suffer or permit to be produced at any time in the Premises any music or noise (including sound produced by broadcasting from television, radio or any other service or by any equipment or instrument capable of producing or reproducing music or sound) so as to constitute, in the opinion of the Landlord (which opinion shall be conclusive) a nuisance or to give cause for reasonable complaint from the occupants of any other units in the Building or persons using or visiting the same.

(8)	Not to affix or display or permit or suffer to be affixed or displayed within or outside the Premises any signboard, sign, decoration, advertising matter or other device whether illuminated or not which may be visible from outside the Premises, save that:-

(a)	The Tenant shall be entitled at his own expense to have his name affixed or otherwise displayed in English and Chinese in uniform lettering or characters and in a location at the shopfront of the Premises all as designated by the Landlord. If the Tenant carries on business under a name other than his own name, he shall notify the Landlord the name under which his business is being carried on and the Landlord may at its discretion permit or refuse to allow that name to be displayed as aforesaid but the Tenant shall not be entitled to change the business name without the previous written consent of the Landlord which the Landlord may give or withhold at its discretion and without prejudice to the foregoing, the Landlord may, in connection with any application for consent under this Clause, require the Tenant to produce such evidence as the Landlord may think fit to show that no breach of Section (VI) Clause (22) has taken place or is about to take place.

(b)	The Tenant shall be entitled to display within the Premises such advertising matter as is reasonably required for the sale of goods or services rendered by the Tenant in the Premises but not otherwise.

(9)	Not to use or permit or suffer the Premises to be used for any purpose other than for the Tenant’s business the nature of which is set out in Part VI of the First Schedule hereto and the Tenant shall not be entitled to change the nature of his business carried out at the Premises without the Landlord’s prior written consent. In the event of breach of this Clause, the Landlord shall be entitled to :-

(a)	upon giving at least twenty-four (24) hours prior notice to the Tenant, disconnect or discontinue the supply of services to the Premises and/or to the Tenant such as chilled water, water gas electric power management and other services forthwith without incurring any liability to the Tenant for any loss or damage suffered by the Tenant as a result thereof Provided Always that the right conferred upon the Landlord under this Clause shall be deemed cumulative remedy and the same shall not prejudice any right of action or remedy of the Landlord for the recovery of all losses and damages sustained or incurred by the Landlord as a result of the Tenant’s breach of this Clause; or

(b)	forfeit the tenancy hereby granted in which event the Tenant shall forthwith vacate and deliver up vacant possession of the Premises to the Landlord but without prejudice to any rights which may have accrued to the Landlord by reason of any antecedent breach of any of the obligations on the part of the Tenant herein contained.

(10)	Without prejudice to the generality of any other provisions contained herein, not to use or permit or suffer the Premises to be used as a sauna house or a karaoke or for any other singing or dancing activities whether the same relate to or be incidental to the business carried on by the Tenant in the Premises.

(11)	Not to use or permit or suffer the Premises to be used for any illegal or immoral purpose. For the purpose of determining whether the Tenant is in breach of these provisions, a conviction by a Court of competent jurisdiction of any person found in or relating to the Premises or any part thereof shall be conclusive evidence and the knowledge of the Tenant as to whether or not the Premises or any part thereof has been used for illegal or immoral purposes shall be immaterial.

(12)	Not to use or permit or suffer the Premises or any part thereof to be used as sleeping quarters or as domestic premises within the meaning of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) or similar legislation for the time being in force, nor to allow any person to remain in the Premises overnight.

(13)	Not to use or permit or suffer the Premises to be used for the purpose of the manufacture of goods and merchandise or as a workshop or for the storage of goods and merchandise other than stock reasonably required in connection with the Tenant’s business carried on therein or for any offensive noxious or unhealthy manufacturing process which in the opinion of the manager of the Building (hereinafter called “the Manager”) should be prohibited or restricted.

(14)	Not to keep or store or permit or suffer to be kept or stored in the Premises any fireworks, arms, ammunition, gun-powder, salt-petre, kerosene or other inflammable explosive or combustible substance or hazardous goods.

(15)	Not to encumber or obstruct or permit or suffer to be encumbered or obstructed with any boxes, packaging or other obstruction of any kind or nature any of the entrances, staircases, landings, passages, escalators, lifts, lobbies or other parts of the Building in common use and not to leave rubbish or any other article or thing in any part of the Building not in the exclusive occupation of the Tenant and the Landlord shall be entitled without notice and at the Tenant’s expense to remove and dispose of as it sees fit any such material aforesaid and the Landlord shall not thereby incur any liability to the Tenant or any other person whomsoever and the Tenant shall indemnify the Landlord against all losses claims damages or expenses of and against the Landlord in respect thereof. Notwithstanding anything herein contained, if there shall be any breach by the Tenant of this Clause and the Tenant shall not, within three (3) days from the date of receipt of a written notice from the Landlord specifying such breach, remove and remedy such breach, the Landlord shall have the right to terminate this Agreement forthwith but without prejudice to any right or action of the Landlord in respect of any breach of the Tenant’s terms and conditions herein contained.

(16)	Not to use or permit or suffer the toilet facilities provided by the Landlord to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall reimburse the Landlord on demand all expenses which the Landlord may incur and damage which the Landlord may suffer as a result of the Tenant’s default to comply with this provision.

(17)	Not to lay, install, affix or attach any wiring, cables or other article or thing in or upon any of the entrances, staircases, landings, passages, lobbies transformer rooms, switch rooms or other parts of the Building in common use.

(18)	Not to allow cause or permit any offensive or unusual odours to be produced upon, permeate through or emanate from the Premises, whether the same is due to the manufacturing or prepare the Tenant’s products in the Premises or otherwise, and the Tenant shall from time to time at its own costs and expenses comply with the regulations and directions given by the Manager and/or the relevant government department(s) to control minimise reduce or remove any offensive or unusual odours to be produced upon, permeate through or emanate from the Premises arising out of or resulting from carrying on its business in the Premises and/or processing its products therein.

(19)	Not to allow any noxious, dangerous, poisonous or objectionable effluent to be discharged into the pipes drains or sewers but the Tenant shall take all such measures as may be necessary to ensure that any effluent so discharged will not be corrosive or otherwise harmful to the drains or sewers or cause obstruction or deposit therein. Trade effluent may only be discharged into pipes drains or sewers (if any) designed for such specific purpose.

(20)	Not to permit or allow any food to be prepared or food containers to be brought onto or removed from the Premises, other than those in connection with the nature of business carried on by the Tenant in the Premises.

(21)	Not to keep or permit or suffer to be kept any animals or pets inside the Premises and to take all such steps and precautions to the satisfaction of the Landlord to prevent the Premises or any part thereof from becoming infested by termites, rats, mice, roaches or any other pests or vermin. The Tenant shall employ at the Tenant’s cost such pest extermination contractors as the Landlord may require and at such intervals as the Landlord may direct.

(22)	Not to assign, underlet, part with the possession of or transfer the Premises or any part thereof or any interest therein in any way whether by way of subletting lending sharing or other means, nor permit or suffer any arrangement or transaction whereby any person who is not a party to this Agreement obtains the use, possession, occupation or enjoyment of the Premises or any part thereof irrespective of whether any rental or other consideration is given therefor and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Agreement shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The tenancy hereby created shall be personal to the Tenant named in this Agreement and without in any way limiting the generality of the foregoing, the following acts and events shall, unless approved in writing by the Landlord, be deemed to be breaches of this Clause:-

(a)	In the case of a tenant which is a partnership, taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise.

(b)	In the case of a tenant who is an individual (including a sole surviving partner of a partnership tenant) the death, insanity or other disability of that individual, to the intent that no right to use, possess, occupy or enjoy the Premises or any part thereof shall vest in the executors, administrators, personal representatives, next of kin, trustee or committee of any such individual.

(c)	In the case of a tenant which is a corporation, any take-over, reconstruction, amalgamation, merger, voluntary liquidation, appointment of receiver or change in the person who owns a majority of its voting shares or who otherwise has effective control thereof.

(d)	The giving by the Tenant of a power of attorney or similar authority whereby the donee of the power obtains the right to use, possess, occupy or enjoy the Premises or any part thereof or does in fact use, possess, occupy or enjoy the same.

(e)	The change of the Tenant’s business name without the previous written consent of the Landlord as required by Section (VI) Clause (8)(a) hereof.

(23)	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever which amounts to a breach of any of the terms and conditions under which the Premises are held from the Government and to indemnify the Landlord against any such breach.

(24)	Not to do or permit or suffer to be done any act, deed, matter or thing whatsoever whereby the insurance on the Building against loss or damage by fire and/or other insurable perils and/or claims by third parties for the time being in force (if any) may be rendered void or voidable or whereby the premium thereon may be increased Provided that if as the result of any act, deed, matter or thing done, permitted or suffered by the Tenant, the premium on any such policy of insurance shall be increased, the Landlord shall be entitled without prejudice to any other remedy hereunder to recover from the Tenant the amount of any such increase.

(25)	Not to erect any aerial on the roof or walls of the Building or on the ceiling or walls of the Premises.

(26)	Not to install air-conditioning facilities and/or heating facilities in addition to such facilities as provided by the Landlord without the prior written consent of the Landlord which consent may be withheld by the Landlord without assigning any reason whatsoever.

(27)	Not to permit any touting or soliciting for business or the distribution of any pamphlets, notices or advertising matter to be conducted outside or near the Premises or in any part of the Building by any of the Tenant’s servants, agents or licensees whether the same constitute a breach of Clause (6) of this Section or otherwise and not to allow any employees, visitors, licensees or invitees of the Tenant to stand or queue up outside the Premises thereby causing an obstruction to the entrance, stairways, corridors and passages used in common with the other tenants of the Building.

(28)	Not to park in, obstruct or otherwise use nor permit any employee, agent or licensee of the Tenant to park in, obstruct or otherwise use those areas of the Building allocated to the parking or movement of or access for vehicles or designated as loading/unloading areas (if any) otherwise than in accordance with such regulations as from time to time made by the Landlord under Section (X) hereof.

(29)	Not to hang any laundry, clothing or other articles or things outside the Premises or in or outside the Building.

(30)	Not to suspend or permit or suffer to be suspended any excessive weight from the main structure of the Premises.

(31)	Not to enter into, alter, repair, consent to or in any other way interfere with or affect the working of the lifts, public lighting transformer room, pump rooms, pumps, cables, pipes, wires or other apparatus or services installed in the Building (if any).

(32)	Not to suspend any equipment, material or furniture from or otherwise disturb the ceiling of the Premises.

(33)	Except with the prior written consent of the Landlord, not to install any partition at the Premises other than partitions belonging to the range specified by the Landlord. The position(s) of the partition(s) must first be approved in writing by the Landlord.

(34)	Not to remove, alter or object to the flood lights installed by the Landlord at various parts of the Building.

(35)	Not to use hand-carts or trolleys inside the shopping centre and car park of the Building except with the prior written consent of the Landlord and such consent may be withdrawn if the Tenant, his servants, agents or licensees fail to exercise due care in the use and operation of any such hand-carts or trolleys.

(36)	Not to overload the Premises, or anywhere in the Building or the lifts in the Building in excess of their maximum loading capacity and to be responsible for any damage caused by any breach of this Clause.

(37)	Not to use or allow permit or suffer the Premises to be used for the treatment of mental disease or for psychiatric practice or for political purposes or for the following types of business, namely, karaoke or any kind or type of singing business, sauna or any other type of bath house, boarding house, inn, lodging and guest house dance hall, funeral parlour, coffin shop, blacksmith, temple, garages, Buddhist hall for the performance of the ceremony known as “Ta Chai ” or any similar ceremony or for any other noisome trades.

(38)	Not to affix or erect or cause or permit to be affixed or erected any racks on any of the external parts of the Building for the hanging and drying of clothes or laundry nor to place exhibit or affix any flower-pot frame or cage on or at any window or on or upon any part of the exterior of the Building or project or permit or suffer to be projected anything out of any window or balcony of the Building nor break open any of the walls of the Building.

(39)	Not to block up darken or obstruct or obscure the shopfront window or any other window or lights belonging to the Premises without having obtained the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion consider fit to impose.

(40)	Not to conduct or permit any auction fire bankruptcy close out or similar sale of things or properties of any kind to take place on the Premises Provided that this provision shall not preclude the conduct of genuine periodic seasonal or promotional sales.

(41)	Not to place offer expose or leave or permit to be placed offered exposed or left for display sale or otherwise any goods or merchandise whatsoever upon or over the exterior or the ground outside the Premises or on or about any part of the Building other than inside the Premises.

(42)	The Tenant shall comply with the laws and regulations from time to time in force in Hong Kong in connection with the use/occupation of the Premises. Further, the Tenant shall not contravene any restrictive covenant of the Government Lease or Conditions under which the Landlord holds the Premises, the Occupation Permit, the Deed of Mutual Covenant and/or the Sub-Deed of Mutual Covenant (if any) in respect of the Building of which the Premises form part and shall fully comply with the House Rules (if any) from time to time adopted by the Building Manager of the Building, and shall fully indemnify the Landlord from and against any loss or damage arising from such breach by the Tenant.

SECTION (VII)
EXCLUSIONS

(1)	The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever in respect of any injury loss or damage (whether direct or consequential) to person or property or loss of business or of profit or other liabilities whatsoever which may be sustained by the Tenant or any such other person caused by or through or in any way owing to:-

(a)	any defect in or the stoppage or breakdown of the lifts escalators air-conditioning system or any other services facilities plant or equipment of the Building by reason of defect malfunctioning or defective or negligent working and/or operation and/or condition thereof or of necessary repair or maintenance of any installation or apparatus or damage thereto or destruction thereof by fire water or Act of God or by reason of mechanical electrical or other defect failure or breakdown or inclement conditions or unavoidable shortage of fuel materials water or labour or any cause whatsoever beyond the Landlord’s control, or the leakage or the cracking of the glass panels of the Building; or

(b)	fire or smoke or the leakage or overflow of water including storm or rain water or leakage of electric current or the escape of any substance or anything whatsoever or vibrations or the dropping or falling of any article object or material whatsoever including cigarette ends glass or tiles from any premises situate within the Building or from outside the Building or in the neighbourhood, explosion, typhoon, landslide, subsidence of the ground, force majeure or Act of God, or arising from the act neglect or default of the tenants or occupiers of any other parts of the Building; or

(c)	the defective or damaged condition of the Premises or the Landlord’s fixtures therein or any part thereof; or

(d)	any defect in the supply of chilled water or electricity or from any surge reduction variation interruption or termination in the supply of electrical power.

(2)	The Landlord shall not in any circumstances be liable to the Tenant or any other person whomsoever for the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord of watchmen, caretakers or any mechanical or electrical systems of alarm of whatever nature shall not create any obligation on the part of the Landlord as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

(3)	The Landlord shall not grant any abatement of rent or other charges hereinbefore mentioned or any part thereof on account of any of the aforesaid save as provided in Section (VIII).

(4)	No warranty is hereby given by the Landlord that the Premises shall be fit or can be used for any purpose other than for non-domestic use and the Tenant will be solely responsible at its own costs and expenses for obtaining and maintaining in full force all necessary licences, consents and approvals for its intended use of the Premises and for the related decoration and construction of the Premises. The Landlord shall further be exempt from all liabilities arising from the fact that the Premises cannot for any reason whatsoever be used for any particular purpose and the Tenant takes and shall be deemed to take the Premises with full knowledge of the permitted user thereof. It is further the duty and obligation of the Tenant to make inquiries and to obtain all approval licence and consent from the relevant authority(ies) and/or parties to use the Premises for carrying on its business.

SECTION (VIII)
ABATEMENT OF RENT

If the Premises or any part thereof shall be destroyed or so damaged or shall be rendered inaccessible or unfit for use or occupation by fire, typhoon, Act of God, Force Majeure or other cause beyond the control of the Landlord and not attributable directly or indirectly to any act or default of the Tenant or if at any time during the continuance of this tenancy the Premises or the Building shall be condemned as a dangerous structure or a demolition order or closure order shall become operative in respect of the Premises or the Building the happening of which is not attributable directly or indirectly to any act or default of the Tenant, the rent hereby agreed to be paid or a part thereof proportionate to the damage sustained or order made shall cease to be payable until the Premises shall have been restored or reinstated or rendered accessible or fit for use and occupation or the said order rescinded or revoked (as the case may be) Provided always that the Landlord shall be under no obligation to repair or reinstate the Premises And Provided Further that if the whole or substantially the whole of the Premises shall have been destroyed or rendered unfit for use and occupation and shall not have been repaired and reinstated or the said order shall not have been rescinded or revoked within three (3) months of the occurrence of the destruction or damage or order (as the case may be) either party shall be entitled at any time before the same are so repaired and reinstated or the said order rescinded or revoked to terminate this Agreement by notice in writing to the other, and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such event rendering the Premises inaccessible or unfit for occupation but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the cessation to pay rent.

SECTION (IX)
DEFAULT

It is hereby further expressly agreed and declared as follows :-

(1)	If the rent, Management and Air-Conditioning Charges, Rates and/or any other charges/outgoings payable by the Tenant hereunder or any part thereof payable by the Tenant hereunder shall be unpaid for three (3) days after the same shall become payable (whether legally or formally demanded or not) or if the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations or conditions herein contained and on the Tenant’s part to be observed and performed or if the Tenant shall become bankrupt or being a corporation shall go into liquidation or if any petition shall be filed for the winding up of the Tenant or if the Tenant shall otherwise become insolvent or make or attempt to make any composition or arrangement with creditors or shall suffer a receiver to be appointed or shall suffer any execution to be levied on the Premises or otherwise on the Tenant’s goods or if the Tenant persistently fails to pay the rent as and when it falls due, then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on the Premises or any part thereof in the name of the whole whereupon this Agreement shall absolutely cease and determine and the Deposit paid pursuant to Section (XI) hereof shall be absolutely forfeited to the Landlord) but without prejudice to any right of action by the Landlord in respect of any breach non-observance or non-performance of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. Without prejudice to the Landlord’s right to forfeit the Deposit absolutely as aforesaid, the Landlord shall at its sole discretion to choose not to forfeit the Deposit but to deduct all loss and damage thereby incurred from the Deposit in which event the Tenant shall as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter the Premises and to determine this Agreement in which event the Deposit may be forfeited to the Landlord as hereinbefore provided. All costs and expenses incurred by the Landlord in demanding payment of the rent and other charges aforesaid (if the Landlord elects to demand) or the extent of any loss to the Landlord arising out of this Clause shall be paid by the Tenant on a full indemnity basis and shall be recoverable from the Tenant as a debt in addition to the Deposit so forfeited as aforesaid or, if the Landlord exercises its right to deduct the Deposit, be deductible by the Landlord from the Deposit held by the Landlord hereunder.

(2)	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord.

(3)	Acceptance of rent or any other act or omission by the Landlord shall not be deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed.

(4)	It is hereby further declared and agreed that irrespective of whether rent is tendered to the Landlord by the Tenant or by some other person or corporation, rent shall be deemed to have been tendered by and on behalf of the Tenant and no tenancy shall be created between the Landlord and such other person or corporation tendering the rent, whether by the Landlord’s accepting such rent or otherwise.

(5)	In addition and without prejudice to the Landlord’s rights under this Agreement, in the event of the Tenant failing to pay the rent, Management and Air-Conditioning Charges, Rates and/or other charges/outgoings or money payable by the Tenant hereunder or committing any breach of this Agreement the Landlord may, and the Tenant hereby specifically authorises the Landlord, including but not limited to, to disconnect or discontinue the supply of services to the Premises and/or to the Tenant such as electricity, chilled water, lift services and other services to the Premises until the rent and all charges payable by the Tenant hereunder shall have been paid in full or the breach shall have been remedied, and the Landlord shall not be liable for any loss, damage or injury or loss of business or profit caused to the Tenant or any other person in connection therewith.

(6)	For the purpose of these presents any act, default, neglect or omission of any servant, agent or licensee (as hereinbefore defined) of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

(7)	For the purposes of distress for rent in terms of Part III of the Landlord and Tenant (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in manner hereinbefore provided for payment thereof.

SECTION (X)
REGULATIONS

(1)	The Landlord reserves the right from time to time and by notice in writing to the Tenant to make and introduce, and subsequently amend, adapt or abolish if necessary, such regulations (hereinafter called “the Regulations”) as it may consider necessary for the operation and maintenance of the Building as a first class shopping and commercial building.

(2)	The Regulations shall be supplementary to the terms and conditions contained in this Agreement and shall not in any way derogate from such terms and conditions. In the event of conflict between the Regulations and the terms and conditions of this Agreement, the terms and conditions of this Agreement shall prevail.

(3)	The Landlord shall not be liable for any loss or damage however caused arising from any non-enforcement of the Regulations or non-observance thereof by any third party.

SECTION (XI)
DEPOSIT

(1)	The Tenant shall on or before the signing of this Agreement pay to the Landlord the cash sum set out in Part VII of the First Schedule hereto (being the aggregate of five (5) months’ rent, five (5) months’ Management and Air-Conditioning Charges and two (2) quarters’ of Rates payable in respect of the Premises) (hereinafter called “the Deposit”) to secure the due observance and performance by the Tenant of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. The Deposit shall be retained by the Landlord throughout the Term free of any interest to the Tenant and in the event of any breach, non-observance or non-performance by the Tenant of any of the agreements, stipulations or conditions aforesaid but subject to the express provision provided therein (if any), the Landlord shall be entitled to re-enter on the Premises and terminate this Agreement and forfeit absolutely the Deposit paid hereunder but without prejudice to any right of action by the Landlord in respect of any outstanding breach non-observance or non-performance of any of the agreements, stipulations and conditions herein contained and on the Tenant’s part to be observed and performed. Without prejudice to the Landlord’s right to forfeit the Deposit absolutely as aforesaid, the Landlord shall at its sole discretion to choose not to forfeit the Deposit but to deduct from the Deposit all loss and damage incurred by the Landlord in consequence of the breach, non-observance or non-performance by the Tenant in which event the Tenant shall, as a condition precedent to the continuation of the tenancy, deposit with the Landlord the amount so deducted and, if the Tenant shall fail so to do, the Landlord shall forthwith be entitled to re-enter on the Premises and to determine this Agreement in which event the Deposit may be forfeited to the Landlord absolutely as hereinbefore provided.

(2)	Where under this Agreement, the rent, Management and Air-Conditioning Charges and/or Rates payable shall at any time exceed the amount so payable on the commencement of this tenancy, the Tenant shall forthwith pay to the Landlord such further sums as will be necessary to maintain the Deposit at the aggregate of five (5) months’ rent, five (5) months’ Management and Air-Conditioning Charges and two (2) quarters’ of Rates payable from time to time during the Term.

(3)	Subject as aforesaid the Deposit shall be refunded to the Tenant by the Landlord without interest subject to the Tenant’s production of documentary evidence of cancellation of all relevant licences (including the food licence) within thirty (30) working days after the expiration of this Agreement and the delivery of vacant possession of the Premises to the Landlord or within thirty (30) working days of the settlement of the last outstanding claim which the Landlord may have against the Tenant in respect of any breach, non-observance or non-performance of any of the agreements, stipulations or conditions herein contained and on the part of the Tenant to be observed and performed, whichever is the later. Provided that the Tenant has discharged all sums payable under this Agreement.

(4)	In the event that the Premises and/or this Agreement shall be assigned by the Landlord to any person, the Landlord shall, incidental to such assignment, be entitled to transfer (whether with or without the consent of the Tenant) the Deposit and the Reinstatement Deposit (if any) or the balance thereof after making any deduction in manner aforesaid directly to such assignee Provided that such assignee shall undertake in writing with the Tenant to refund such Deposit and the Reinstatement Deposit (if any) or the balance thereof in accordance with the provisions hereof whereupon the Landlord’s obligation in respect of the refund of the Deposit and the Reinstatement Deposit (if any) or the balance thereof (as the case may be) shall be released.

SECTION (XII)

INTERPRETATION AND MISCELLANEOUS

(1)	The Headings and Index are intended for guidance only and do not form part of this Agreement nor shall any of the provisions of this Agreement be construed or interpreted by reference thereto or in any way affected or limited thereby.

(2)	The Landlord reserves the right to name the Building with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof Provided that the Landlord shall give the Tenant and the Postal and other relevant Government authorities not less than one (1) month’s notice of its intention so to do.

(3)	It is hereby expressly agreed and declared that the allocation of shops in the shopping arcade of the Building including trade mix and the layout shall be at the absolute discretion of the Landlord.

(4)	Notwithstanding anything herein contained, the Landlord shall have the right to remove, cancel, relocate or otherwise change the common areas (including but not limited to entrances, passages, corridors and staircases) and common facilities (including but not limited to lifts, escalators and toilets) of the Building from time to time and in such manner as the Landlord may in its absolute discretion deem fit without the same constituting an actual or constructive eviction of the Tenant and without incurring any liability to the Tenant therefor. The Tenant shall have no claim whatsoever against the Landlord whether on the ground of inconvenience disturbance loss of common areas or common facilities loss of business or of profit or otherwise and whether during or after such changes or alterations. The Tenant hereby expressly waives all claims which he may have against the Landlord in respect of such inconvenience disturbance loss of areas or facilities and loss of business or of profit.

(5)	The Tenant hereby acknowledges and agrees that the Landlord shall have the absolute right to use all the roofs, all the external walls and the common areas or any part thereof for advertising purposes and to display install erect affix or permit to be displayed, installed, erected or affixed thereon and thereto such advertising signs, signboards, placards, posters and other advertising signs or structures whatsoever (whether illuminated or not) and with the right to remove, repair, maintain, service or replace the same notwithstanding that such advertising signs, signboards, placards, posters and other advertising signs or structure whatsoever (whether illuminated or not) may obstruct, impede, restrict or interfere with the view of or the access or light or air to the Premises or any part thereof or any other easement for the time being appertaining to or enjoyed with the Premises or any part of them may be obstructed or interfered with.

(6)	Notwithstanding anything herein contained or implied to the contrary the Landlord may provide and install a public address system throughout the common areas of the Building and may play relay or broadcast or permit any other person to play relay or broadcast recorded music or public announcement therein.

(7)	Notwithstanding anything herein contained or implied to the contrary the Landlord may permit any person or organisation to hold any function or exhibition or display any merchandise in any part or parts of the common areas of the Building at such time and upon such terms and conditions as the Landlord may in its absolute discretion think fit.

(8)	The Tenant expressly acknowledges and confirms that he has inspected the Premises prior to entering into this Agreement and has satisfied himself in all respects as to their area size suitability and condition and waives all claims, if any, based upon any mis-statement warranty or representation oral or written in relation to the aforementioned or any other matter pertaining to the tenancy hereby created.

(9)	Any notice required to be served hereunder shall, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the Premises or at the Tenant’s registered office in Hong Kong and if to be served on the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the address given above or any other address which the Landlord may notify to the Tenant from time to time.

(10)	The Tenant acknowledges that no fine, premium, key money or other consideration has been paid by the Tenant to the Landlord for the grant of this tenancy.

(11)	Subject to Clause (17) of this Section below, this Agreement sets out the full agreement reached between the parties and no other representations have been made or warranties given relating to the Landlord, the Tenant, the Building, the Premises or this tenancy and if any such representation or warranty has been made given or implied the same is hereby waived. No warranty as to fitness of the Premises for any specific use as mentioned in Part VI of the First Schedule hereto or otherwise is given or deemed to be given by the Landlord.

(12)	To the extent that the Tenant can lawfully do so, the Tenant hereby expressly agrees to deprive himself of all rights (if any) to protection against eviction or ejectment afforded by any existing or future legislation from time to time in force and applicable to the Premises or to this tenancy and the Tenant agrees to deliver up vacant possession of the Premises to the Landlord on the expiration or sooner termination of the tenancy hereby created, notwithstanding any rule of law or equity to the contrary.

(13)	All legal costs and expenses incurred by the Landlord in demanding payment of rent and/or any other legal proceedings taken by the Landlord against the Tenant as a result of default of payment of rent by the Tenant or the breach by the Tenant of any terms and conditions herein contained shall be recoverable on a full indemnity basis from the Tenant as a debt in addition to the Deposit so forfeited as aforesaid or, if the Landlord exercises its right to deduct the Deposit, be deductible on the said basis by the Landlord from the Deposit held by the Landlord hereunder.

(14)	No condoning, excusing or overlooking by the Landlord of any default, breach, non-observance or non-performance by the Tenant at any time or times of any of the Tenant’s obligations herein contained shall operate as a waiver of the Landlord’s rights hereunder in respect of any continuing or subsequent default breach non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and in no way shall be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future unless expressly so provided.

(15)	Notwithstanding anything to the contrary herein contained, the Tenant hereby acknowledges and agrees that the Tenant has:-

(a)	inspected and has full knowledge of the physical condition of the Premises, and hereby agrees to take possession of the Premises in their existing condition, and hereby waives all claims (if any) against the Landlord in relation to such condition; and further agrees and undertakes to deliver up to the Landlord vacant possession of the Premises in bare shell condition together with all the Landlord’s fixtures, fittings and installations in good tenantable repair and condition to the entire satisfaction of the Landlord at the expiry or earlier determination of this tenancy; and

(b)	checked, investigated and made his own enquiries and consulted his own independent professional and legal advisers as to the permitted user and loading and all other matters of and concerning the Premises and the Building and has fully satisfied himself as to the same for his use and purposes. The Landlord gives no warranty whatsoever in regard to any of the aforesaid matters and shall not be liable for any consequences whatsoever arising therefrom.

(16)	(a)	All stamp duty payable on this Agreement and its counterpart under the Stamp Duty Ordinance (Chapter 117) shall be paid by the parties in equal shares.

(b)	Each party shall bear its own legal costs and expenses in preparing and completing this Agreement.

(c)	The registration fees (if applicable) payable on this Agreement shall be borne and paid by the Tenant solely. Notwithstanding the aforesaid, the Tenant agrees not to register this Agreement in the Land Registry unless with the written consent of the Landlord.

(17)	Save and except those provisions contained in any Letter of Offer and/or Agreement for Tenancy remain to be observed and performed in so far as they are applicable and not inconsistent with the provisions herein, this Agreement contains the entire agreement between the parties as to the subject matter of this tenancy and supersedes all previous agreements undertakings covenants warranties or representations (whether written or oral). The provisions of this Agreement may not be varied amended supplemented or modified except by an instrument in writing signed by both parties or their duly authorised representative(s).

(18)	Unless the context otherwise requires, words herein importing the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural and vice versa, words importing persons shall include corporations, and where there are 2 or more individuals included in the expression “the Tenant” liabilities covenants conditions and stipulations expressed or implied to be made by or with the Tenant shall be deemed to be made by or with such individuals jointly and severally.

(19)	Notwithstanding any payment made by the Tenant being designated for specific purpose(s) and/or period(s), the Tenant hereby agrees that the Landlord may at its absolute discretion utilize any monies paid by the Tenant to settle any sum(s) due and owing by the Tenant to the Landlord for whatever period(s) chosen by the Landlord and in the following priority wherever applicable and the Tenant shall have no objection in relation thereto :-

(a)	legal cost (on full indemnity basis) incurred in connection with the Tenant’s late payment of any sums payable hereunder,

(b)	interest on overdue payment(s),

(c)	Management and Air-Conditioning Charges,

(d)	utility charges and other outgoings (if any),

(e)	Rates, and

(f)	rents and mesne profits (if applicable).

(20)	Notwithstanding any provision herein contained to the contrary, it is hereby expressly declared that where the Tenant is more than one individual, the refund of the Deposit by the Landlord to any one individual of the Tenant without any notice being given to the other individual of the Tenant or without any consent being obtained from the other individual of the Tenant shall be a full and sufficient discharge of the Landlord’s obligation to refund the Deposit herein and that any receipt issued by the individual receiving the Deposit shall be a valid receipt and be conclusive and binding on the Tenant.

(21)	The Tenant hereby acknowledges and agrees that from time to time during and after the expiry of this tenancy, it may be necessary for the Landlord to disclose, release, transfer or otherwise make use of all or any personal data or information and document relating to the Tenant (hereinafter called the “Tenant’s Information”), which the Landlord may have collected held or processed in the course of the present dealing with the Tenant, to the following persons (hereinafter called the “Third Party”) :-

(a)	any agent or service provider which provides the Landlord with administrative, data processing, financial, computer, payment, professional or other services;

(b)	governmental, regulatory or other bodies or institutions, whether as required by law, regulations applicable to the Landlord or its associated companies or otherwise; and

(c)	the Landlord’s assignees and prospective assignees.

The Tenant hereby authorizes the Landlord to provide and release to any Third Party all or any of the Tenant’s Information for purposes of and in connection with the tenancy hereby created, including but not limited to enforcement of the Landlord’s rights hereunder or otherwise.

(22)	It is hereby agreed between the parties hereto that the Premises shall be handed over to the Tenant in the condition as it now stands together with the Landlord’s fixtures and fittings (if any) and notwithstanding anything herein contained the Tenant shall at its own costs and expenses reinstate and make good the Premises to a “bare shell” condition and deliver vacant possession of the Premises together with the Landlord’s fixtures and fittings (if any) in good tenantable repair and condition upon the expiration or sooner determination of the tenancy hereby created to the Landlord (fair wear and tear excepted).

(23)	The Tenant hereby acknowledges that:-

(a)	the Building is subject to an approved loading of electricity consumption imposed by the relevant supply company; and

(b)	the Landlord is required to accommodate the reasonable requirement for electricity supply to different parts of the Building taking into account of the limit of the approved loading referred to in the preceding paragraph.

The Tenant hereby agrees that the electricity consumption for or in connection with the Premises and/or the business of the Tenant being carried thereon shall not exceed 200 Ampere. The Tenant undertakes to carry out the electricity modification works for and in connection with the Premises at his own costs and risks.

(24)	It is hereby expressly declared that for purposes of monitoring the Tenant’s electricity consumption restricted under Clause (23) of this Section, the Tenant shall install a separate electricity meter in the Premises at his own costs and expenses.

(25)	Notwithstanding anything herein contained to the contrary, if the Landlord is desirous of renovating the Building or any part thereof, the Landlord shall be entitled to close and/or hoard up such part or parts of the common area, landings, passages, corridors and access of the Building as the Landlord shall consider necessary PROVIDED THAT in relation to any proposed change or the carrying out of the relevant works, the Landlord shall use its best endeavour to cause minimum disturbance or disruption to the Tenant or its business being carried on at the Premises. The Landlord shall endeavour to give as much advance notice as reasonably practicable to the Tenant in respect of any proposed change and relevant works as aforesaid and the Tenant shall have no claim or compensation whatsoever against the Landlord nor shall there be any abatement of rent on account thereof.

(26)	Notwithstanding anything herein contained, it is hereby mutually agreed by the parties hereto that if at any time after 14 December 2023 during the tenancy hereby created the Landlord shall enter into a contract for the sale of the Premises or of the Building or any part thereof or if the Landlord shall resolve to redevelop the Building whether wholly by demolition and rebuilding or otherwise, or partially by renovation, refurbishment or otherwise (which intention to redevelop shall be sufficiently evidenced by a copy of a Resolution of its Directors certified to be true and correct by its Secretary) then in any of such events the Landlord shall have the right to terminate this Agreement by giving to the Tenant not less than six (6) calendar months’ notice in writing and immediately upon the expiration of such notice this Agreement and everything herein contained shall cease and be void but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of any of the agreements or stipulations herein set out and the Tenant shall deliver up vacant possession of the Premises to the Landlord without delay. The Tenant shall not be entitled to claim against the Landlord for any damages or compensation whatsoever in respect of the termination of the tenancy hereby created pursuant to this Clause.

(27)	The Tenant acknowledges that the shopping arcade of the Building (hereinafter called “the Shopping Arcade”), of which the Premises form part, may undergo gradual upgrading from time to time. Without prejudice to the generality of any other provision contained herein and for the purposes of maintaining a high standard of decorative finish and attractiveness of the Shopping Arcade, the Tenant shall, before proceeding to install the shop front of the Premises, at its own cost and expense prepare and submit specifications and drawings illustrating the design and layout for the proposed shop front to the Landlord for its approval. The Landlord may accept or reject any details design and/or layout of the proposed shop front as the Landlord may in its absolute discretion thinks fit and the Tenant shall comply with such conditions as the Landlord may impose upon its giving approval to the proposed shop front.

(28)	Notwithstanding anything herein contained, in the event of any works (including but not limited to construction, renovation, alteration, closure, maintenance or repair of any road and any operations ancillary thereto) in on over and/or under any of the public roads adjacent to or adjoining the Premises and/or the Building or any part thereof, the Tenant agrees and undertakes not to lodge any objection or to claim any compensation of any nature whatsoever in respect thereof and the Landlord shall not be liable for any payment, compensation or other liabilities whatsoever for any nuisance, annoyance, damage, loss inconvenience or interruption of business carried on at the Premises caused to the Tenant, any occupier or user of the Premises or any other person.

(29)	Notwithstanding the Tenant is paying the rent for the Term herein:-

(a)	The Tenant shall throughout the term keep or cause to be kept complete accurate and true records of Gross Turnover Receipts in each calendar month;

(b)	Within fifteen (15) days after the end of each calendar month of the term the Tenant shall prepare and deliver to the Landlord a written statement signed by the Tenant’s Chief Accountant as true and correct showing the Gross Turnover Receipts for the preceding calendar month;

(c)

The Tenant shall at annual interval and within 2 months after the end of its financial year (i.e. from 1st January to 31st December) provide the Landlord with an audited statement of the Gross Turnover Receipts of its business for the immediately preceding year, which audited statement shall be prepared by a duly qualified auditor.

“Gross Turnover Receipts” shall mean the gross proceeds of payments received or receivable or the gross amount of all sums billed or received in the course of the Tenant’s business conducted or provided within through or out of the Premises and all other income of any and every kind and description deriving from or in respect of the Premises including the gross amount of any and all sums billed or received by any franchisee consignee or licensee permitted to operate from or within the Premises and shall be free and clear of deductions or set-off of any kind.

(30)	It is hereby further declared and agreed that irrespective of whether rent is tendered to the Landlord by the Tenant or by some other person or corporation, rent shall be deemed to have been tendered by and on behalf of the Tenant and no tenancy shall be created between the Landlord and such other person or corporation tendering the rent, whether by the Landlord’s accepting such rent or otherwise.

(31)	Subject to the Tenant’s due observance and compliance of all the terms and conditions herein during the term of tenancy hereby created, the Landlord shall grant to the Tenant a rent free period of THREE (3) months from the 15th day of December 2021 to the 14th day of March 2022 (both days inclusive) for renovation and decoration purpose and the Tenant shall not commence its business until the expiration of the rent free period. In the event that the Tenant has commenced its business or the Tenant’s Work at the Premises are completed prior to the expiration of the rent free period, the Landlord may in its absolute discretion shorten the rent free period (“New Rent Free Period”) and shall be entitled to receive from the Tenant the payment of rent immediately upon the expiration of the New Rent Free Period. The Tenant further agrees that the Landlord’s opinion as to (i) whether the Tenant has completed the Tenant’s Work; and (ii) whether the Tenant has commenced its business shall be conclusive and binding of the Tenant Provided that during the said rent free period, all the Government rent (if any), Rates, Management Fee and Air-Conditioning Charges, electricity and water charges and all other charges/outgoings payable by the Tenant hereunder shall be absolutely borne by the Tenant and Provided further that the Tenant shall indemnify the Landlord against any proceedings, actions, claims or demands, whatsoever by any person for all loss, damage and injury arising out of the decoration work carried out by the Tenant or his servants, agents or contractors in the Premises. For the avoidance of doubt, if the Tenant shall vacate surrender or desert the Premises during the Term herein without first obtaining the Landlord’s consent in writing, the Tenant shall not be entitled to the said rent free period and the Landlord shall have the right to claim against the Tenant for payment of the rent in respect of the said rent free period.

(32)	This Agreement shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region. The Tenant hereby submits to the non-exclusive jurisdiction of the courts of the Hong Kong Special Administrative Region.

(33)	Time shall in every respect be of essence of this Agreement.

(34)	The Tenant shall throughout the Term of this tenancy obey and comply with the rules and regulations introduced by the Landlord from time to time in relation to the use of the common areas and facilities in the Building including but not limited to corridors, hallways, lift lobbies, communal lavatories, stairways or passage ways within the Building as the Landlord may consider necessary for the operation and maintenance of the Building as a first class shopping and commercial building. The Tenant shall also ensure due compliance of the said rules and regulations by his contractors, workmen, servants, agents, customers or licensees and any act, default, neglect or omission of any contractor, workman, servant, agent, customer or licensee of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.

(35)	The Tenant shall not use a trade name or operate or hold out to any third party in a name that consists of the words or logos of “Liu Chong Hing” or “Chong Hing” or the Chinese characters or any likeness or similarity to the said wordings or logos in connection with the business or operation of the Tenant or for advertising or any other purpose save for indicating the address of the Tenant.

(36)	A person who is not party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Ordinance (Cap.623) to enforce any of its terms and conditions under this Agreement.

(37)	The Tenant hereby further agrees with the Landlord as follows:-

(a)	To provide, install and maintain at the Tenant’s own cost and expense such equipment, fixtures and fittings as are necessary for the operation of the Tenant’s restaurant business at the Premises Subject to the prior written approval of the Landlord (which approval shall not be unreasonably withheld).

(b)	At the Tenant’s own cost and expense to fit out and furnish the flooring of the kitchen (if any) in the Premises and the drainage system thereof with water-proofing materials to prevent water seeping from the Premises to other areas of the Building or to neighbouring buildings or areas and to keep and maintain the same in good and tenantable repair and condition to the reasonable satisfaction of the Landlord and in accordance with the regulations or by-laws of all Public Health and other Government Authorities.

(c)	To keep the sanitary and all kitchen, cooking and eating equipment and water apparatus in the Premises used by the Tenant and his servants, agents, licensees, customers or invitees in good, clean, hygienic and tenantable repair and condition to the reasonable satisfaction of the Landlord and in accordance with the regulations or by-laws of all Public Health and other Government Authorities concerned. In particular without prejudice to the generality of the foregoing the Tenant further agrees as follows :-

(i)	To install and maintain at all times hoods over all cooking equipment in the kitchen in the Premises together with suitable grease filters and air washer;

(ii)	To install and maintain all grease traps in the kitchen in the Premises and (if necessary) at the Building in good clean working order and free from blockage and obstruction and to regularly inspect and clean the same;

(iii)	To install and maintain all necessary grease filters air-transfer grilles screw-in valves in all ducting, smoke vents, ventilation and air-exhaust system and pipes in the kitchen and in all other parts of the Premises and (if necessary) at the Building and maintain the same in good, clean and working order and free from blockage and obstruction and to inspect and clean the same with hot water and strong solvent at regular intervals and to replace the same whenever necessary. The Tenant further agrees with the Landlord that the Tenant shall at his own cost and expense carry out comprehensive maintenance of the said grease traps including chemical degreasing and cleaning of the installations on a regular basis and shall in carrying out such work use only a contractor approved by the Landlord (such approval not to be unreasonably withheld);

(iv)	To be responsible for the daily removal of garbage, refuse and waste from the Premises at such hours and to such location as the Landlord may specify from time to time and to use appropriate refuse container without creating any nuisance or excessive odour in the process of such removal and until such time as such garbage is removed to ensure that all food waste, refuse and garbage are securely kept and sealed in such containers and not to place any refuse container in the common areas of the Building; and to pay to the Landlord on demand a fair proportion of the cost incurred by the Landlord in cleansing the refuse chamber (if any) provided by the Landlord or the Manager of the Building for the use of the Tenant and other tenants and occupiers of the Building. In the event of the Landlord providing refuse and garbage collection service the same may be used by the Tenant at the sole cost of the Tenant and the Landlord’s assessment of such cost shall be final.

(v)	To pay to the Landlord on demand all costs (if the Tenant’s restaurant business is the only restaurant business operating in the Building) incurred by the Landlord in cleansing clearing repairing or replacing any of the grease traps, drains, pipes or sanitary or plumbing apparatus including the Landlord’s grease traps choked or stopped up owing to the careless or improper use or neglect by the Tenant or any employee, workman, agent, licensee or customer of the Tenant or (as the case may be) to pay such costs on a pro-rata basis with all other owners or tenants of the Building who also operate restaurants or business serving food and beverages.

(vi)	Not to allow any dangerous poisonous corrosive or unlawful effluent or foul or contaminated water or cooling water to be discharged into the drains or sewers but to take all such measures as may be necessary to ensure that any effluents or water so discharged will not be corrosive or otherwise harmful to the said drains or sewers or cause obstructions or deposits thereto or therein.

(vii)	Not to cause or permit any offensive or unusual odours to be produced upon permeate through or emanate from the Premises nor to allow any garbage or waste food to accumulate in or outside the Premises.

(viii)	Not to permit or allow any food or food containers to be brought onto or removed from the Premises other than by way of service entrances and/or service lifts (if any) or otherwise as the Landlord may direct from time to time. In the event that extra cleaning services shall be required for such serviceway, all reasonable costs shall be borne by the Tenant and the Landlord’s assessment of such costs shall be final.

(ix)	To render full co-operation to the cleaning contractors and the neighbouring tenants with a view to keeping the Building at all times in a neat and tidy condition.

(x)	At its own cost and expense to make suitable and adequate arrangements for pest control against cockroaches rats rodents and other pests and vermin to be conducted in and at the Premises and (if necessary) at the Building on a regular basis. If the Tenant shall default in fulfilling his obligations as aforesaid or if the Landlord shall be dissatisfied with the pest control operations carried out by the Tenant in and at the Premises and the Building, the Tenant shall be required to carry out other control measures which the Landlord may direct as it shall deem necessary. If the Tenant shall have failed within a reasonable time to comply with the Landlord’s direction as aforesaid the Landlord shall, after giving due notice in writing to the Tenant, have the right to appoint a competent pest control contractor to carry out the necessary pest control operations in and at the Premises and the Building and the costs incurred thereof shall be a debt due from the Tenant to the Landlord and be forthwith recoverable by action. If the Landlord shall exercise the right to appoint pest control contractor for the purposes aforesaid and shall have so notified the Tenant in writing the Tenant shall afford the pest control contractor and its workmen with tools and apparatus access to the Premises at reasonable times and shall render his fullest co-operation to the contractor in the carrying out of the operations and shall indemnify and keep fully indemnified the Landlord and the said contractor against all claims demands and actions arising from such operations so carried out in and at the Premises and the Building.

(38)	(a)	The Tenant hereby undertakes to observe perform and comply with the provisions of the Public Health and Municipal Services Ordinance (Cap.132), and the by-laws made thereunder, and the licensing requirements, conditions or restrictions now or hereafter from time to time as the Food and Environmental Hygiene Department, the Fire Services Department, the Building Authority and/or other competent authorities shall notify relating to the operation of the Tenant’s business at the Premises or to the grant and renewal of any requisite licence whatsoever relating to such business and to indemnify the Landlord against any loss or damage which the Landlord may suffer as a result of the breach of the requirements conditions or restrictions as mentioned above or any other act, deed, matter or activities on the Premises or any other act, deed, matter or thing done, permitted, suffered or omitted therein by the Tenant or any employee, agent, licensee or customers of the Tenant.

(b)	The Tenant shall during the subsistence of this Agreement at its own costs and expenses maintain and renew all requisite licences relating to its business being carried on at the Premises periodically and comply with all requirements and conditions imposed by the relevant authorities for the grant and renewal of such licenses.

(39)	(a)	(i)	Subject to the Tenant’s no late payment of the rent and full compliance with all the terms and conditions herein up to the expiry date of the Term and to sub-clauses (ii) and (iii) below, the Tenant shall have an option to rent the Premises for a further term of THREE (3) YEARS from the date after the expiry date of the Term (hereinafter called “the Renewed Term”) at Open Market Rent which shall not be more than 10% increment OR 10% on Gross Turnover Receipts whichever is higher but otherwise on the same terms and conditions as contained herein save and except the rent free period granted under Clause (31) of this Section above and this option to renew. The rent for the Renewed Term shall be the then prevailing market rent to be agreed between the parties hereto within one (1) month from the date of the notice to be served by the Tenant to the Landlord in exercising this option to renew as mentioned below. In default of the parties’ agreement on the rent for the Renewed Term as aforesaid, the matter shall be referred to a professional surveyor or a firm of professional surveyors (to be mutually agreed and appointed by the Landlord and by the Tenant) whose decision on all matters referred to him (including but not limited to the prevailing market rent) shall be final and conclusive and be binding on the parties hereto. The costs of such professional surveyor or firm of surveyors shall be borne by the parties in equal shares.

(ii)	The Tenant shall not more than four (4) months or less than three (3) months before the expiry date of the Term signify to the Landlord in writing that the Tenant will exercise the option to renew granted hereunder.

(iii)	The Landlord and the Tenant shall execute a new tenancy agreement in respect of the Renewed Term within one (1) month after the rent for the Renewed Term shall have been determined in accordance with the provisions herein.

(b)	For the avoidance of doubt, if the Tenant shall not have exercised the option to renew as provided in Clause (39)(a) of this Section, the tenancy of the Premises shall forthwith be terminated at the expiration of the Term and the Tenant shall then forthwith yield up vacant possession of the whole of the Premises in manner as provided herein and as if there had been no provisions whatsoever for any option to renew.

(c)	If the Tenant fails to exercise the option to renew in accordance with the foregoing provisions or if it is in breach of any of the terms and conditions herein contained, the Landlord shall have the right to register at the Land Registry an instrument evidencing lapse of the option to renew mentioned above and the costs for preparation and registration of such instrument shall be absolutely borne by the Landlord and the Tenant in equal shares.

(40)	The Landlord and the Tenant shall, in addition to this Agreement, sign a Memorandum of Tenancy in the form adopted/approved by Landlord’s solicitors (“the Memorandum”) for the purpose of registration of the same in the Land Registry. The Landlord and the Tenant shall each bear own costs and disbursements of and incidental to the preparation, approval and completion of the Memorandum and the adjudication fee and stamp duty (if any) payable on the Memorandum shall be borne by the Landlord and the Tenant in equal shares. The Landlord shall register the Memorandum in the Land Registry and the registration fee payable on the Memorandum shall be solely bore by the Tenant.

(41)	Subject to Clause (31) of this Section, the Tenant shall undertake, within Four (4) months from the commencement date of the tenancy, to open the Premises for business. In case without having obtained the prior written approval from the Landlord (such approval shall not be unreasonably withheld or delayed), the Tenant shall fail to complete the renovation work and open the Premises for business within Five (5) months from the commencement date of this tenancy, the Landlord shall have absolute right to treat this as a material breach of this tenancy.

The First Schedule Above Referred To

Part I

Landlord:	YUE TUNG CHING KEE COMPANY LIMITED () whose registered office is situate at 23rd Floor, Chong Hing Bank Centre, No.24 Des Voeux Road Central, Hong Kong.

Part II

Tenant:	MILLION GREAT INTERNATIONAL LIMITED ( 百萬國際有限公司 ) (Company No.3059108) whose registered office is situate at Flat B, 6th Floor, Block 2, Golden Dragon Industrial Centre, 162-170 Tai Lin Pai Road, Kwai Chung, New Territories, Hong Kong.

Part III

Term:	FOUR (4) YEARS from the 15th day of December 2021 to the 14th day of December 2025 (both days inclusive).

Part IV

Rent

Period	Rent per calendar month (exclusive of Rates, Management and Air-Conditioning Charges)
From 15th December 2021 to 14th December 2025	DOLLARS TWO HUNDRED AND EIGHTY THOUSAND (HK$280,000.00) only Hong Kong Currency OR 10% of Gross Turnover Receipts, whichever is higher.

Rent shall be payable in advance without any deduction or set-off (legal and equitable) whatsoever on the 1st day of each and every calendar month. When the term of tenancy does not commence on the 1st day of the month, the Landlord may at any time during the Term require the Tenant to pay rent for a particular month on a pro-rata basis, namely, from the commencement day to the end of the month and thereafter the Tenant shall pay rent for each calendar month (including the last month of the Term also on a pro-rata basis) on the 1st day of each such calendar month.

Part V

Management and Air-Conditioning Charges:

(1)	Subject to (2) below, the Management and Air-Conditioning Charges shall be as follows:-

Period	Management and Air-Conditioning Charges per calendar month (subject to review by the Landlord and/or the Manager)

From 15th December 2021 to 14th December 2025	DOLLARS SIXTY NINE THOUSAND FOUR HUNDRED AND THIRTY FIVE (HK$69,435.00) only Hong Kong Currency

Chilled water will be supplied to the Premises during normal business hours (as defined hereinafter) throughout the Term. The Management and Air-Conditioning Charges shall be payable monthly in advance clear of all deductions and without set-off (legal and equitable) whatsoever on the 1st day of each calendar month.

(2)	If at any time during the Term the costs relative to the supply of management, chilled water and/or promotion and advertising services shall have risen over the costs thereof prevailing at the commencement of the Term, the Landlord shall be entitled to serve a notice in writing upon the Tenant increasing the Management and Air-Conditioning Charges by an appropriate amount and thereafter the Tenant shall pay the new Charges stipulated in the said notice. Further increase or increases may be made from time to time in the event of costs rising after an earlier notice of increase shall have become operative. The Landlord’s assessment of the appropriate increase shall be conclusive.

(3)	For purpose of this Part, “normal business hours” means the hours between 12:00 p.m. and 12:00 a.m. from Monday to Sunday each week (including all public holidays) PROVIDED HOWEVER that the Landlord may at its sole discretion change the normal business hours without having to assign any reason therefor and the liability of the Tenant to pay the Management and Air-Conditioning Charges hereunder shall not be reduced or affected in any way by such change.

(4)	If the Tenant shall require chilled water outside normal business hours, the same shall be provided on reasonable prior notice in writing to the Landlord and/or (as the case may require) the Manager subject to payment of charges at such rate and to such terms and conditions as the Landlord and/or the Manager may from time to time absolutely determine.

(5)	The charges for additional chilled water to be supplied to the Premises shall be paid by the Tenant forthwith on receipt of the demand note therefor.

Part VI

User	:	The nature of the Tenant’s business shall be restricted as a Thai Style Hot Pot Restaurant under the trade name of “”

Part VII

Deposit

Amount of Deposit referred to in Clause (1) of Section (XI) and to be paid in cash :-

DOLLARS ONE MILLION EIGHT HUNDRED THIRTY FIVE THOUSAND SIX HUNDRED AND SEVENTY FIVE (HK$1,835,675.00) only Hong Kong Currency comprising :-

Five (5) months’ rent	:	HK$1,400,000.00

Five (5) months’ Management and Air-Conditioning Charges	:	HK$347,175.00

Two (2) quarters’ Rates	:	HK$88,500.00

The Second Schedule Above Referred To

ALL THAT the SIXTH FLOOR of CHONG HING SQUARE, NO.601 NATHAN ROAD, Kowloon, Hong Kong erected on All That piece or parcel of land registered in the Land Registry as KOWLOON INLAND LOT NO.7927 (as shown coloured Pink on the Plan hereto annexed for the purpose of identification only).

IN WITNESS whereof the parties hereto have hereunto caused their respective common seals to be hereunto affixed the day and year first above written.

SEALED with the Common Seal of	)
)
the Landlord and SIGNED by	)
)
LIU Kam Fai Winston and	)
LEE Wai Hung, its directors	)
)
)
duly authorised by the Board of Directors	)
)
whose signature(s) is(are) verified by :-)

/s/ WONG MING HUNG
WONG MING HUNG
Solicitor Hong Kong SAR
Gallant, Solicitors & Notaries

SEALED with the Common Seal of	)
)
the Tenant and SIGNED by	)
)
Lam Tak Shing	)
the sole director	)
)
duly authorised by the resolutions	)
)
in the presence of :-)

/s/ YU WING SANG, WILSON	I, HERBY VERIFY the signature of YU WING SANG WILSON
YU WING SANG, WILSON	/s/ CHAN LAI CHING
Legal Executive	CHAN LAI CHING
Messrs. Kitty So & Tong	Solicitor, Hong Kong SAR
Solicitors Hong Kong SAR	Messrs. Kitty So & Tong

RECEIVED on or before the commencement of the	)
)
tenancy herein of and from the Tenant the sum of DOLLARS	)
)
ONE MILLION EIGHT HUNDRED THIRTY FIVE	)	HK$1,835,675.00
)
THOUSAND SIX HUNDRED AND SEVENTY FIVE only	)
)
Hong Kong Currency being the Deposit above expressed to be	)
)
paid by the Tenant to the Landlord.	)

Signature(s) verified by:-

/s/ WONG MING HUNG
WONG MING HUNG
Solicitor, Hong Kong SAR
Gallant, Solicitors & Notaries

1
2
3
4
5
6
7
8
A
B
C
D

6TH FLOOR PLAN

CHONG HING SQUARE

Not to Scale

For Reference Only

For Identification Purpose Only

For and on behalf of
MILLION GREAT INTERNATIONAL LIMITED
百萬國際有限公司

Authorized Signature(s)

For and on behalf of
YUE TUNG CHING KEE CO., LTD.

Authorized Signature(s)